SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AVANT IMMUNOTHERAPEUTICS, INC.
(Name of Company as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Company)

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AVANT IMMUNOTHERAPEUTICS, INC.
119 FOURTH AVENUE
NEEDHAM, MA 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 25, 2008

To the Stockholders of
AVANT Immunotherapeutics, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AVANT Immunotherapeutics, Inc. (the “Company”) will be held at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, NY 10020 on September 25, 2008 beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

  To elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008;

  Approve an amendment to our Certificate of Incorporation to change our name to "Celldex Therapeutics, Inc."; and

  Any other matters that may properly come before the meeting.

     Only stockholders of record at the close of business on August 15, 2008 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

     Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

Avery Catlin
Chief Financial Officer and
Secretary
August __, 2008
Needham, MA

AVANT IMMUNOTHERAPEUTICS, INC.
119 FOURTH AVENUE
NEEDHAM, MA 02494

PROXY STATEMENT

     This proxy statement contains information related to the Annual Meeting of Stockholders to be held on September 25, 2008 at 9:00 a.m. local time, at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, NY 10020, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of AVANT Immunotherapeutics, Inc. The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about August __, 2008.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

     We are calling the Annual Meeting to seek the approval of our stockholders to:

  To elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008;

  Approve an amendment to our Certificate of Incorporation to change our name to "Celldex Therapeutics, Inc."; and

  Any other matters that may properly come before the meeting.

What are the Board's recommendations?

     Our Board of Directors believes that the election of the director nominees identified herein, the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008, and the amendment to our Certificate of Incorporation to change our name to "Celldex Therapeutics, Inc." are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the meeting?

     Only stockholders of record at the close of business on the record date, August 15, 2008, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

     As of the record date, we had [               ] outstanding shares of common stock.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

     In accordance with our security procedures, you must comply with our pre-registration requirements, you must present a form of government-issued photograph identification to security on the day of the Annual Meeting and you must arrive at least thirty minutes prior to the meeting in order to attend the Annual Meeting. If you are a shareholder of record and plan to attend the Annual Meeting, please contact [__________] by email at [_________] or by phone at [_________] to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: [________]. Attendance at the Annual Meeting will be limited to persons who pre-registered on or before September 22, 2008, who present a form of government-issued photograph identification on the day of the Annual Meeting and who arrive by 8:30 am local time.

What constitutes a quorum?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

     Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

     If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

     You may revoke your proxy at any time before it is exercised by:

  filing with the Secretary of the Company a notice of revocation;

  sending in another duly executed proxy bearing a later date; or

  attending the meeting and casting your vote in person.

     Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

     Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Stockholder of Record

     If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

     Beneficial Owner

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

     Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

     With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

     With respect to the third proposal (approval of an amendment to our Certificate of Incorporation), the affirmative vote of a majority of our outstanding shares of common stock is required to approve the proposal. As a result, abstentions will have the same practical effect as a negative vote on this proposal, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

     With respect to the other proposals and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

     Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are "broker non-votes"?

     Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors and the adoption of the increase in authorized shares of common stock. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above and in our proxy statement.

     We believe that the proposals for the election of directors, ratification of our independent registered public accounting firm and the amendment to our Certificate of Incorporation to change the corporation's name are considered to be “routine” matters, and hence we do not expect that there will be a significant number of broker non-votes on these proposals.

How are we soliciting this proxy?

     We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT
ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY
ELECTED AND QUALIFIED

(Proposal No. 1)

     At the Annual Meeting, seven directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

     It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below.

Nominees for Election

     The persons listed below have been nominated for election (the "Director Nominees") to fill the seven director positions to be elected by the holders of the common stock.

		Year First
		Became
Directors	Age	Director

Charles R. Schaller	72	2008
Herbert J. Conrad	75	2008
Larry Ellberger	60	2003
George O. Elston	43	2008
Karen Shoos Lipton	54	2001
Dr. Rajesh B. Parekh	47	2008
Harry H. Penner, Jr.	63	1997

     The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to AVANT by each Director Nominee.

Director Nominees

     Charles R. Schaller became the Chairman of the Board of Directors of AVANT upon consummation of the Merger with Celldex. Mr. Schaller had been Chairman and a director of Celldex since November 2006. Since 1989, Mr. Schaller has been a chemical industry venture developer and, until June 2002, he served as a director of AstroPower, a prominent independent U.S. manufacturer of photo-voltaic (PV) products until being acquired by General Electric. Mr. Schaller also has been a Director of Medarex, Inc., an affiliate of Celldex, since 1987, and was Chairman of the Medarex Board of Directors from 1987 to 1997. Mr. Schaller is a graduate of Yale University and is a graduate of the program in management development at Harvard Business School.

     Herbert J. Conrad became a director of AVANT upon consummation of the Merger with Celldex. Mr. Conrad had been a director of Celldex since March 2004. Mr. Conrad is currently the Chairman of the Board of Directors of Sapphire Therapeutics, a Director of Savient Pharmaceuticals and Symphony Evolution and serves on the Medical Advisory Board of Henry Schein. From 1960 to 1993 Mr. Conrad was with Hoffmann La Roche where he was President of the U.S. Pharmaceuticals Division from 1982 through 1993. Mr. Conrad earned his undergraduate and graduate degrees from the Brooklyn College of Pharmacy. He also received a Doctorate in Humane Letters (honorary) from Long Island University.

     Larry Ellberger. Mr. Ellberger has been a director of AVANT since August 2003. He is a Founder and Principal of Healthcare Ventures Associates, Inc., a consulting firm for the pharmaceutical, biotechnology and medical device industries. He was most recently Interim Chief Executive Officer of PDI, Inc., a diversified sales and marketing services provider to the biopharmaceutical, medical device and diagnostic industries. From 2000 to 2003, he was Senior Vice President of Powderject plc. He also served as a director of Powderject. Mr. Ellberger was with W.R. Grace & Co. from 1995 to 1999, serving as Chief Financial Officer from 1996 and Senior Vice President, Strategic Planning and Development from 1995, and Acting Chief Executive Officer in 1997. From 1975 to 1995, Mr. Ellberger held numerous senior executive positions at American Cyanamid Company, serving the last four years as Vice President, Corporate Development. Mr. Ellberger currently serves on the Board of Directors of Omrix BioPharmaceuticals, Inc., Transpharma, Ltd. and The Jewish Children’s Museum.

     George O. Elston became a director of AVANT upon consummation of the Merger with Celldex. Mr. Elston had been a director of Celldex since March 2004 and is currently the Chief Financial Officer of Optherion, Inc., a privately held biopharmaceutical company located in New Haven, CT. Mr. Elston has more than 20 years of financial and business expertise in the biotechnology and medical device industries. Before joining Optherion, Mr. Elston was with Elusys Therapeutics where he raised significant funding from government and private sources, completed multiple strategic collaborations with large pharmaceutical and biotechnology firms, and oversaw collaborations with the U.S. Department of Defense and the National Institutes of Health. Before joining Elusys, Mr. Elston was Chief Financial Officer of Trillium USA, Inc., where he established the financial and administrative functions for the Company’s multi-national operations. Previously, Mr. Elston was with C.R. Bard, Inc., an international manufacturer and distributor of medical devices, where he directed financial operations for multiple manufacturing facilities in several countries and successfully integrated strategic acquisitions; and with Price Waterhouse. Mr. Elston received his BBA in Public Accounting from Pace University and is a Certified Public Accountant.

     Karen Shoos Lipton. Ms. Lipton has been a director of AVANT since May 2001. Ms. Lipton was appointed Chief Executive Officer of the American Association of Blood Banks (dba AABB) in October 1994. Previously she has held senior positions at the American Red Cross since 1984, including Acting Senior Vice President, Biomedical Services (1993-1994) and Secretary and General Counsel (1990-1993). Prior to the American Red Cross, Ms. Lipton was a lawyer in private practice.

     Dr. Rajesh B. Parekh became a director of AVANT upon consummation of the Merger with Celldex. Dr. Parekh had been a director of Celldex since March 2004 and has been a General Partner at Advent Venture Partners (UK) since 2006. Prior to joining Advent, Dr. Parekh was an Entrepreneur-in-Residence at Abingworth Management Limited (UK) from 2003-2005. Dr. Parekh has also been a Visiting Professor at the University of Oxford. He was a co-founder and served as Chief Scientific Officer and Senior Vice President of Research and Development of Oxford GlycoSciences, plc (UK) from 1988 to 2003. Dr. Parekh has been chairman of Galapagos NV (Belgium) since 2004 and currently serves on the boards of directors of seven companies including private companies in the United States and Europe and one public European company. He received his B.A. and D. Phil. degrees in Biochemistry and Molecular Medicine from the University of Oxford.

     Harry H. Penner, Jr. Mr. Penner has been a director of AVANT since January 1997 and was Chairman of AVANT prior to the Merger with Celldex. He is Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm which has been instrumental in the founding and development of a number of new biotechnology companies, including Rib-X Pharmaceuticals, Inc., Marinus Pharmaceuticals, Inc., RHEI Pharmaceuticals, Inc., RxGen Inc., Affinimark Technologies, Inc., and MAK Scientific. He has served as BioScience Advisor to the Governor of the State of Connecticut, and as Chair of the Connecticut Board of Governors of Higher Education, CURE, the Connecticut BioScience Cluster, and the Connecticut Technology Council. From 1993 to 2001, Mr. Penner was President and CEO of Neurogen Corporation. He served as Executive Vice President of Novo Nordisk A/S from 1985 to 1993 and President of Novo Nordisk of North America, Inc. from 1988 to 1993. He serves on the boards of Altus Pharmaceuticals, Inc., Ikonisys, Inc. Rib-X, Marinus, Rhei, and RxGen. Mr. Penner holds degrees from the University of Virginia (BA), Fordham University (JD), and New York University (LLM).

Family Relationships

There are no family relationships among our Director Nominees, management and other key personnel.

The Board of Directors and Its Committees

     Board of Directors. AVANT is currently managed by a seven member Board of Directors, each of whom are “independent” as that term is defined in the applicable NASDAQ listing standards. During 2007, three members of our Board of Directors resigned. Our Board of Directors met eight times in 2007. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such directors served on the Board of Directors) and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served (during the periods for which the director served on such committee or committees). Our annual meeting of stockholders is generally held to coincide with one of the Board’s regularly scheduled meetings. AVANT does not have a formal policy requiring members of the Board of Directors to attend our annual meetings, although all directors typically attend the annual meeting. Each of the then current directors attended the 2007 annual meeting of stockholders. As of March 7, 2008, following consummation of the Merger, four former Celldex directors joined our Board of Directors: Charles R. Schaller, George O. Elston, Herbert J. Conrad, and Dr. Rajesh B. Parekh.

     Audit Committee. The Board of Directors has established an Audit Committee currently consisting of Larry Ellberger, Chairman, Harry H. Penner, Jr., and George O. Elston. During 2007, Peter A. Sears and Francis Cano also were members of the Audit Committee prior to their resignations. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Each member of the Audit Committee is “independent” as that term is defined in the rules of the Securities and Exchange Commission and the applicable NASDAQ listing standards. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board of Directors has designated Messrs. Ellberger and Elston as “audit committee financial experts,” as defined under the applicable rules of the Securities and Exchange Commission and the applicable NASDAQ listing standards. The Audit Committee met eight times during 2007. Our Board of Directors has adopted an Audit Committee Charter, which is available for viewing at www.avantimmune.com.

     Compensation Committee. The Board of Directors has established a Compensation Committee currently consisting of Dr. Rajesh B. Parekh, Chairman, Harry H. Penner, Jr. and Charles R. Schaller. During 2007, Peter A. Sears, Alf Lindberg and Francis Cano also were members of the Compensation Committee prior to their resignations. The primary function of the Compensation Committee is to assist the Board of Directors in the establishment of compensation for the Chief Executive Officer and, upon her recommendation, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. The Compensation Committee met four times during 2007. Our Board of Directors has adopted a Compensation Committee Charter, which is available for viewing at www.avantimmune.com. Each member of the Compensation Committee is “independent” as that term is defined in the rules of the Securities and Exchange Commission and the applicable NASDAQ listing standards.

     Nominating and Corporate Governance Committee. The Board of Directors has established a Nominating and Corporate Governance Committee consisting of Herbert J. Conrad, Chairman, Karen Shoos Lipton and Charles R. Schaller. Alf Lindberg, also was a member of the Nominating and Corporate Governance Committee in 2007 prior to his resignation. The primary function of the Nominating and Corporate Governance Committee is to assist the Board of Directors in reviewing, investigating and addressing issues regarding composition of the Board of Directors, policy and structure; membership on the committees of the Board of Directors; and other matters regarding the governance of AVANT. The Nominating and Corporate Governance Committee met once during 2007. Our Board of Directors has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.avantimmune.com. Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the rules of the Securities and Exchange Commission and the applicable NASDAQ listing standards.

     The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes (i) the review of requests from members of the Board of Directors, management, members of the Nominating and Corporate Governance Committee, stockholders and other external sources; (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates to the Board; and (iii) interviews of selected candidates by members of the Committee and the Board. All nominees must have, at a minimum, high personal and professional integrity, exceptional ability and judgment, and be effective in collectively serving the long-term interests of all stockholders. Other qualifications that may be considered by the Committee are described in the Nominating and Corporate Governance Charter.

     Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of AVANT at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and consider only such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All securityholder recommendations for director candidates must be submitted to AVANT not less than 120 calendar days prior to the date on which AVANT’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, and must include the following information:

  the name and address of record of the securityholder;

  a representation that the securityholder is a record holder of AVANTs securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for membership on the Board of Directors approved by the Board of Directors from time to time and set forth in the Nominating and Corporate Governance Committee’s written charter;

  A description of any arrangements or understandings between the securityholder and the proposed director candidate; and

  The consent of the proposed director candidate to be named in the proxy statement relating to AVANT’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

     Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or other persons, as described above and as set forth in its written charter.

Stockholder Communications

     The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of AVANT is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board of Directors as he considers appropriate.

     Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board of Directors to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board of Directors than communications regarding personal grievances, ordinary business matters, and matters as to which AVANT tends to receive repetitive or duplicative communications.

     Stockholders who wish to send communications to the Board of Directors should address such communications to: The Board of Directors, AVANT Immunotherapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02494, Attention: Secretary.

Code of Business Conduct and Ethics

     We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the extent possible that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics is publicly available on our website atwww.avantimmune.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our Directors or Executive Officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Executive Officers

The following table sets forth certain information regarding our current executive officers(1):

Name of Individual	Age	Position and Office
Anthony S. Marucci	45	Interim Chief Executive Officer and President and Executive Vice President, Corporate Development
Avery W. Catlin	60	Senior Vice President, Chief Financial Officer and Secretary
Dr. Thomas Davis	44	Senior Vice President and Chief Medical Officer
Tibor Keler	45	Senior Vice President and Chief Scientific Officer
Dr. Ronald C Newbold	45	Senior Vice President, Business Development

(1) Una S. Ryan served as our Chief Executive Officer and President until her resignation on May 7, 2008. Hence, Dr. Ryan is a Named Executive Officer for purposes of the Executive Compensation disclosure herein but does not appear in the above table of current executive officers. Timothy Cooke, Ronald W. Ellis, and Dr. Keilani served as our Chief Operating Officer, Senior Vice President - Research and Development and Vice President – Medical and Regulatory Affairs, respectively, until their respective resignations on February 11, 2008, July 31, 2007 and April 17, 2008. Hence, Messrs. Cooke and Ellis are Named Executive Officers for purposes of the Executive Compensation disclosure herein but do not appear in the above table of current executive officers. Henry C. Marsh, Jr. was considered an executive officer prior to the Merger and hence appears in the Executive Compensation Tables but not in the above table of current executive officers; Mr. Marsh has continued with the Company.

     Anthony S. Marucci became Executive Vice President, Corporate Development of AVANT upon consummation of the Merger with Celldex. Upon Dr. Ryan’s resignation, he also assumed the role of interim Chief Executive Officer and President of AVANT pending completion of the Nominating and Corporate Governance Committee’s search process which will include a review of internal and external candidates. Prior to the Merger, Mr. Marucci had been Celldex’s Acting Chief Executive Officer since October 2007 and its Vice President, Chief Financial Officer, Treasurer and Secretary since May 2003. Mr. Marucci was a founding officer of Celldex and led that company's acquisition of the business of Lorantis Limited, which included the program which became Celldex's CDX-110 program. In addition, he was Treasurer of Medarex from December 1998 to March 2004. Mr. Marucci held a series of senior financial positions at Medarex since December 1998. Mr. Marucci received his M.B.A. from Columbia University.

     Avery W. Catlin. Mr. Catlin joined AVANT in January 2000. Prior to joining AVANT, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, Mr. Catlin held various financial positions at Repligen Corporation, a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, Mr. Catlin held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin is a Certified Public Accountant.

     Thomas Davis, MD became Senior Vice President and Chief Medical Officer of AVANT upon consummation of the Merger with Celldex. Dr. Davis was Vice President of Clinical Development and Chief Medical Officer of Celldex. Dr. Davis was formerly Chief Medical Officer at GenVec, and Senior Director of Clinical Science at Medarex. He has supervised clinical efforts in adult hematologic malignancies and marrow transplantation and therapeutic antibodies at the Cancer Therapy Evaluation Program (CTEP) of the National Cancer Institute (NCI) and worked with Dr. Ron Levy on the development of rituximab and idiotype vaccines at Stanford University.

     Dr. Tibor Keler became Senior Vice President and Chief Scientific Officer of AVANT upon consummation of the Merger with Celldex. Dr. Keler had been a founding officer of Celldex, serving as its Vice President, Research and Discovery and Chief Scientific Officer since May 2003. In addition, he was Senior Director of Preclinical Development and Principal Scientist at Medarex, Inc. from September 1993 to March 2004. While at Medarex, he was responsible for the development of Celldex’s technology and products, as well as for the preclinical development and testing of numerous Medarex products now in Phase II clinical trials. Dr. Keler received his Ph.D. in Microbiology from the University of Pennsylvania.

     Ronald C. Newbold, Ph.D. became Senior Vice President, Business Development of AVANT upon consummation of the Merger with Celldex. Dr. Newbold was Vice President of Business Development of Celldex. Previously, Dr. Newbold was Executive Vice President of Commercial Operations for Sentigen Biosciences (subsequently sold to Invitrogen), following his prior position as Senior Director of Strategic Research Initiatives at Merck & Company, where he led Merck’s Technology Licensing group from 1996-2004. Prior to joining Merck as a medicinal chemist in 1991, Dr. Newbold was a postdoctoral fellow at Harvard University, following doctoral studies in synthetic organic chemistry at the University of Rochester. He received his MBA from Columbia University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (for fiscal year 2007 of AVANT prior to the Merger)

Overview

     We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We place significance on the data reported in the 2006 executive compensation survey of over 400 biotechnology companies independently prepared by Aon-Radford and on pay-for-performance compensation programs, which reward our executives when we achieve certain financial and business goals and create stockholder value. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and our Named Executive Officers (as defined herein).

Administration and Objectives of Our Executive Compensation Program

     The Compensation Committee of the Board of Directors, which is comprised of non-employee directors, is responsible for establishing and administering the policies governing the compensation of AVANT’s employees, including salary, bonus and stock option grants. The policy of the Compensation Committee is to compensate our employees with competitive salaries based on their level of experience and job performance. All permanent employees, including executive officers, are eligible for annual bonus awards based on achievement of AVANTs strategic corporate goals, and participation in our stock option program. The bonus awards and stock option grants are made in accordance with the AVANT Performance Incentive Plan and 1999 Stock Option and Incentive Plan. The Compensation Committee is also responsible for the administration of our 2004 Employee Stock Purchase Plan, in which employees participate on a voluntary basis.

     Our compensation committee has designed our overall executive compensation program to achieve the following objectives:

  attract and retain talented and experienced executives motivate and reward executives whose knowledge, skills and performance are critical to our success provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards, based upon achievement of pre-determined goals ensure fairness among the executive management team by recognizing the contributions each executive makes to our success foster a shared commitment among executives by aligning AVANT’s and their individual goals, and compensate our executives to manage our business to meet our near-term and long-term objectives

     We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. In general, the Compensation Committee believes that a substantial percentage of the compensation of our executive officers should be performance based. The Compensation Committee uses its judgment and experience and the recommendations of the Chief Executive Officer (except for her own compensation) to determine the appropriate mix of compensation for each individual.

     In determining whether to adjust the compensation of any one of our executive officers, including our Named Executive Officers, we annually take into account the changes, if any, in the following:

  market compensation levels

  the contributions made by each executive officer

  the performance of each executive officer

  the increases or decreases in responsibilities and roles of each executive officer the business needs for each executive officer

  the relevance of each executive officer’s experience to other potential employers the readiness of each executive officer to assume a more significant role within the organization

     In addition, with respect to new executive officers, we take into account their prior base salary and annual cash incentives, their expected contribution and our business needs. We believe that our executive officers should be fairly compensated each year relative to market pay levels within our industry and that there should also be internal equity among our executive officers.

Executive Compensation Components

     In order to both attract and retain experienced and qualified executives to manage AVANT, the Compensation Committee’s policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional compensation upon achievement of goals under the Performance Incentive Plan and through the appreciation of stock-based incentive awards. This policy is designed to have a significant portion of each executive’s total compensation be tied to AVANT’s progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive’s interest with those of our stockholders through equity incentive compensation.

     Our executive compensation program is primarily composed of base salary, annual incentive cash compensation payable on an annual basis and equity compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan. Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2007 based on a number of factors including:

  our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities the roles and responsibilities of our executives

  the individual experience and skills of, and expected contributions from, our executives the amounts of compensation being paid to our other executives our executives’ historical compensation at AVANT

     We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

     Base salary. Each executive officer (except the Chief Executive Officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the Chief Executive Officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. We have historically established base salaries for each of our executives based on many factors, including average salary increases expected in the biotechnology industry in the Boston, Massachusetts area, competition in the marketplace to hire and retain executives, experiences of the members of our Board of Directors and leadership team with respect to salaries and compensation of executives in similarly situated companies in our industry and other similar industries, as well as additional factors which we believe enables us to hire and retain our leadership team in an extremely competitive environment. Our compensation committee annually reviews salary ranges and individual salaries for our executive officers.

     The base salaries paid to our Named Executive Officers are set forth below in the summary compensation table. For the fiscal year ended December 31, 2007, the annual base salaries of our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President of Research and Development, Vice President of Research and Vice President, Medical and Regulatory Affairs were $440,000, $285,000, $251,121, $161,046, $201,899 and $254,719, respectively. These salaries represent an average increase of approximately 5.5% over the 2006 fiscal year base salaries of these executive officers, excluding the Senior Vice President of Research and Development who resigned from AVANT effective July 31, 2007. The salaries in 2007 were either at or slightly above the fiftieth percentile of the salaries paid to persons in comparable positions using an independently prepared 2006 employee compensation survey of over 400 biotechnology companies. We believe that the base salaries paid to our executive officers during our fiscal year ended December 31, 2007 achieve our executive compensation objectives and are comparable to similarly situated companies.

     Performance Incentive Plan. We have designed our performance plan program to reward our executive officers upon the achievement of certain annual revenue, cash flow, research, clinical development, regulatory and business development goals, as approved in advance by our Compensation Committee and the Board of Directors. The bonus award is based on achievement of AVANTs corporate goals which are set at the beginning of each fiscal year and measured against performance at the end of the year by AVANT in accordance with the Performance Incentive Plan. For 2007, the corporate goals were applicable to all employees, including the executive officers and included (i) overall strategic goals and (ii) goals applicable to our therapeutic programs.

The corporate goals were allocated between specific product and financial performance targets. Our performance plan emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of certain operating results and an increase in stockholder value. The Compensation Committee and the Board of Directors communicate the bonus criteria to all employees, including the Named Executive Officers, at the beginning of the fiscal year. The performance goals and bonus criteria established by the compensation committee under the Performance Incentive Plan are designed to require significant effort and operational success on the part of our executives and AVANT for achievement. We measure such bonus criteria against actual operating results on an annual basis.

     Equity Compensation. We also use stock options and equity-based incentive programs to attract, retain, motivate and reward our executive officers. Through our equity-based grants, we seek to align the interests of our executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.

     Our recent practice has been to grant equity-based awards to our executive officers, if any at all, on an annual basis. All such grants are subject to approval by the Compensation Committee at a regularly scheduled meeting during the year. The date of grant and the fair market value of the award are based upon the date of the Compensation Committee meeting approving such grant. When granting stock options, the Compensation Committee considers a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:

  the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole previous grants of stock options to such executive officers vesting schedules of previously granted options

  the performance of the executives and their contributions to our overall performance an outside survey of stock option grants and restricted common stock awards in the biotechnology industry an internally prepared survey of similarly situated biotechnology companies’ proxy statements personal knowledge of the Compensation Committee members regarding executive stock options and restricted common stock awards at comparable companies the impact of stock option awards on our results of operations and the amount and percentage of our total equity on a diluted basis held by our executives

     Equity compensation awards to our Named Executive Officers primarily consist of stock option awards. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with AVANT. Stock options are earned on the basis of continued service to us and generally vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting annually thereafter.

     All historical option grants were made at what our Compensation Committee and Board of Directors determined to be the fair market value of our shares of our common stock on the respective grant dates. In January 2007, we granted to our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President of Research and Development, Vice President of Research and Vice President, Medical and Regulatory Affairs options to purchase 50,000, 40,000, 25,000, 25,000, 12,000 and 15,000 shares, respectively. In September 2005, November 2004 and September 2003, AVANT also awarded Restricted Stock Units to Dr. Ryan and recorded non-cash deferred compensation amounting to $270,000, $832,000 and $1,104,000, respectively. On September 21, 2006, AVANT’s Board of Directors modified these Restricted Stock Units to provide that they vest in their entirety upon the earlier of the sale of AVANT or Dr. Ryan’s retirement at or after age 65. We recognize stock-based compensation expense under SFAS 123R using the fair-value based method for all awards granted on or after the date of our adoption and these values have since been reflected in our consolidated financial statements. Accordingly, the extent and value of our stock-based awards to our executive officers and other employees and directors have a direct effect on the calculation of our operating profit margin, a principal component of variable compensation under our performance plan.

     In April 2007, we adopted an equity grant policy for 2007 that formalizes how we grant equity awards by setting a regular schedule for grants, outlining grant approval requirements and specifying how awards are priced. We believe that this policy will enable us to avoid any option backdating issues or concerns that our awards were timed to precede or follow our release or withholding of material non-public information.

Other Benefits

     We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan.

Summary Compensation Table

     The following summary compensation table reflects certain information concerning compensation for services in all capacities awarded to, earned by or paid during the years ended December 31, 2007 and 2006 to each person who served as AVANT's (on a stand-alone basis prior to the Merger) Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers employed by the Company as of December 31, 2007 and up to two additional executive officers who would have been among the most highly compensated executive officers had they been employed as of December 31, 2007 (collectively, the “Named Executive Officers”).

Name and Principal Position	Years	Salary	Bonus	Stock	Option	Non-Equity	Change in	All Other	Total
		($)	($)(1)	Awards	Awards ($)(3)	Incentive Plan	Pension Value	Compensation	($)
				($)(2)		Compensation	and Nonqualified	($)(4)
						($)	Deferred
							Compensation
							Earnings ($)
Una S. Ryan, Ph.D.(5)	2007	440,000	123,200	----	12,266	---	---	2,700	454,966
Presidential and Chief Executive Officer	2006	415,000	73,040	1,225,000	26,250	---	---	2,700	1,741,990

M. Timothy Cooke, Ph.D.(6)	2007	285,000	49,875	----	117,524	---	---	420	402,944
Chief Operating Officer	2006	262,500	28,875	----	107,199	---	---	420	398,994

Avery W. Catlin	2007	251,121	35,818	----	15,615	---	---	2,700	269,436
Senior Vice President and Chief Financial Officer	2006	241,462	21,249	----	12,008	---	---	2,680	277,399

Ronald W. Ellis(7)	2007	161,046	---	----	78,137	---	---	350	239,533
Senior Vice President, Research and Development	2006	224,519	22,000	----	67,534	---	---	550	314,603

Henry C. Marsh, Jr., Ph.D.	2007	201,899	28,266	----	7,503	---	---	2,504	211,906
Vice President, Research	2006	194,134	17,084	----	7,129	---	---	2,408	220,755

Taha Keilani, M.D.(8)	2007	254,719	35,000	----	22,716	---	---	2,520	279,955
Vice President, medical and Regulatory Affairs	2006	244,923	21,553		18,766	---	---	2,520	287,762

(1) The amounts in the Bonus column include annual bonus amounts earned in 2007 and 2006 under AVANT’s Performance Incentive Plan.

(2) This amount relates to the modification during 2006 of prior awards. See “Compensation Discussion and Analysis—Executive Compensation Components—Equity Compensation.” The amount represents non-cash deferred compensation recognized under SFAS 123R as a result of the modification in September 2006 of Restricted Stock Unit awards made to Dr. Ryan in September 2003, November 2004 and September 2005 to provide that they vest in their entirety upon the earlier of the sale of AVANT or Dr. Ryan’s retirement at or after age 65. Insofar as Dr. Ryan reached age 65 in 2006, under SFAS 123R the entire unamortized fair value of the modified awards ($1,225,000) had to be recognized in 2006 even though Dr. Ryan continues to be an executive officer of AVANT. The Restricted Stock Unit awards made to Dr. Ryan were settled for stock on a one-for-one basis upon the consummation of the Merger on March 7, 2008.

(3) The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with FAS 123(R), (excluding the impact of estimated forfeitures related to service-based vesting conditions), for awards pursuant the AVANT 1999 Stock Option and Incentive Plan, and thus may include amounts attributable to awards granted during and before 2007 and 2006. Assumptions made in the calculation of these amounts are included in Note 5 to our Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2007. These numbers do not reflect the 1-for-12 reverse stock split effected on March 7, 2008.

(4) The amounts listed in the All Other Compensation column includes AVANTs matching contribution to the 401(k) Savings Plan of each Named Executive Officer and premiums paid for life insurance under AVANT’s nondiscriminatory group plan for each Named Executive Officer.

(5) Dr. Ryan resigned from her position as President and Chief Executive Officer effective May 7, 2008.

(6) Dr. Cooke joined AVANT on August 1, 2004. Dr. Cooke resigned from AVANT effective February 11, 2008.

(7) Dr. Ellis joined AVANT on January 23, 2006. Dr. Ellis resigned from AVANT effective July 31, 2007.

(8) Dr. Keilani joined AVANT in June 2004. Dr. Keilani resigned from AVANT effective April 17, 2008.

Grants of Plan-Based Awards

     The following table provides information on stock options, restricted stock units and performance stock units granted in 2007 and 2006 to each of AVANT’s (on a stand-alone basis prior to the Merger) Named Executive Officers. The numbers below do not reflect the 1-for-12 reverse stock split effected on March 7, 2008.

GRANTS OF PLAN-BASED AWARDS

Estimated Future Payouts Under Equity Incentive Plan Awards

	Grant Date	Threshold	Target	Maximum	All Other	All Other	Exercise or Base	Market Price	Grant Date
		(#)	(#)	(#)	Stock	Option	Price of Option	on Date of	Fair Value
					Awards:	Awards:	Awards ($/Sh)(1)	Grant (#)(1)	of Stock
					Number of	Number of			and
Name					Shares or	Securities			Option
					Units (#)	Underlying			Awards
						Options (#)			($)(2)
Una S. Ryan, Ph.D.	01/05/07		50,000				1.36	1.35	49,195
	01/06/06

M. Timothy Cooke, Ph.D.	01/05/07		40,000				1.36	1.35	39,356
	01/06/06		100,000				2.04	2.08	152,740

Avery W. Catlin	01/05/07		25,000				1.36	1.35	24,598
	01/06/06		25,000				2.04	2.08	38,185

Ronald W. Ellis, Ph.D.	01/05/07		25,000				1.36	1.35	24,598
	01/23/06		200,000				1.93	1.94	288,500

Henry C. Marsh, Jr., Ph.D.	01/05/07		12,000				1.36	1.35	11,807
	01/06/06		12,000				2.04	2.08	18,329

Taha Keilani, M.D.	01/05/07		15,000				1.36	1.35	14,759
	01/06/06		50,000				2.04	2.08	76,360

(1) The exercise price of the option awards differs from the market price on the date of grant. The exercise price is determined based on the average of the high and low price of AVANT’s common stock on the date of grant, while the market price on the date of grant is the closing price of AVANT’s common stock on that date.

(2) The grant date fair value is generally the amount AVANT would expense in its financial statements over the award’s service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards

     The following table sets forth certain information regarding the stock option grants and stock awards to the Named Executive Officers of AVANT (on a stand-alone basis prior to the Merger) at December 31, 2007. The numbers below do not reflect the 1-for-12 reverse stock split effected on March 7, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – DECEMBER 31, 2007

Option Awards (1)

Name	Number of Securities	Number of Securities	Equity Incentive	Option Exercise	Option Expiration
	Underlying Unexercised	Underlying Unexercised	Plan Awards:	Price ($)	Date
	Options (#)	Options (#)	Number of Securities
	Exercisable	Unexercisable	Underlying Unexercised
			Unearned Options (#)
Una S. Ryan, Ph.D.	100,000			$1.97	02/09/2008
	100,000			$1.88	01/04/2009
	250,000			$1.31	05/06/2009
	165,000			$2.41	01/06/2010
	80,000			$8.53	11/17/2010
	100,000			$2.99	11/08/2011
	100,000			$1.14	01/02/2013
	---	50,000

	895,000	50,000

M. Timothy Cooke, Ph.D.	150,000	50,000		$1.93	08/02/2014
	12,000			$2.08	01/03/2015
	25,000	75,000		$2.04	01/06/2016
	---	40,000		$1.36	01/05/2017

	187,000	165,000

Avery W. Catlin	200,000			$2.28	01/05/2010
	25,000			$2.99	11/08/2011
	5,000			$1.14	01/02/2013
	12,000			$2.77	01/02/2014
	12,000			$2.08	01/03/2015
	6,250	18,750		$2.04	01/06/2016
	---	25,000		$1.36	01/05/2017

	260,250	43,750

Henry C. Marsh, Jr., Ph.D.	24,000			$1.97	02/09/2008
	15,000			$1.67	12/09/2008
	25,000			$2.41	01/06/2010
	10,000			$8.53	11/17/2010
	10,000			$2.99	11/08/2011
	10,000			$1.14	01/02/2013
	12,000			$2.77	01/02/2014
	10,000			$2.08	01/03/2015
	3,000	9,000		$2.04	01/06/2016
	---	12,000		$1.36	01/15/2017

	119,000	21,000

Taha Keilani, M.D.	50,000			$2.59	06/07/2014
	12,000			$2.08	01/03/2015
	12,500	37,500		$2.04	01/06/2016
	---	15,000		$1.36	01/05/2017

	74,500	52,500

(1) All options are exercisable in 25% annual increments beginning on the first anniversary of the date of grant.

Option Exercises and Stock Vested

     The following table sets forth certain information regarding the number of shares of restricted stock issued under the AVANT 1999 Stock Option and Incentive Plan that vested in fiscal 2007 and 2006 and the corresponding amounts realized by the Named Executive Officers of AVANT (on a stand-alone basis prior to the Merger). The numbers below do not reflect the 1-for-12 reverse stock split effected on March 7, 2008.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
	Number of	Value Realized	Number of Shares	Value Realized on
	Shares	on Exercise ($)	Acquired on	Vesting ($)
	Acquired on		Vesting (#)
Name	Exercise (#)
Una S. Ryan, Ph.D.	---	---	700,000	$1,225,000
M. Timothy Cooke, Ph.D.	---	---	---	---
Avery W. Catlin	---	---	---	---
Henry C. Marsh, Jr., Ph.D.	---	---	---	---
Ronald W. Ellis, Ph.D.	---	---	---	---
Taha Keilani, M.D.	---	---	---	---

     In September 2005, November 2004 and September 2003, AVANT awarded Restricted Stock Units to Dr. Ryan and recorded non-cash deferred compensation amounting to $270,000, $832,000 and $1,104,000, respectively. On September 21, 2006, AVANTs Board of Directors modified these Restricted Stock Units to provide that they vest in their entirety upon the earlier of the sale of AVANT or Dr. Ryan’s retirement at or after age 65. Dr. Ryan reached age 65 in December 2006. The Restricted Stock Unit awards made to Dr. Ryan were settled for stock on a one-for-one basis upon the consummation of the Merger on March 7, 2008.

Employment Agreements

     Dr. Ryan resigned from her position as President and Chief Executive Officer of AVANT effective May 7, 2008 and we entered into a Separation and General Release Agreement with Dr. Ryan effective July 16, 2008 ("Ryan Separation Agreement"). The Ryan Separation Agreement provides, among other things, for: (i) a lump sum cash payment of $1,323,203, plus interest in the amount of $10,784.10, which is payable on November 8, 2008; (ii) a mutual general release; (iii) payment of insurance premiums under COBRA for 18 months; (iv) reimbursement of attorneys’ fees up to $30,000 and (v) vesting of options to purchase 153,125 shares of Company common stock (of the options to purchase 612,500 shares of Company common stock which had been granted to Dr. Ryan on March 7, 2008). The remainder of Dr. Ryan’s options terminated as of July 16, 2008 the date of the Ryan Separation Agreement and the date of Dr. Ryan's resignation from our Board of Directors.

     Prior to her resignation, the terms of Dr. Ryan's compensation were governed by the following employment agreement, which is no longer in effect. Dr. Ryan entered into an employment agreement with AVANT (the “agreement”), which was amended and restated as of August 20, 1998, amended as of December 23, 2002, September 18, 2003 and again as of October 19, 2007.

The term of the agreement would have been for 13 months from the effective date of the Merger, with rolling automatic one-year extensions. If prior to a change in control (as defined in the AVANT Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan), Dr. Ryan’s employment had been terminated by AVANT without cause (as defined in the agreement), Dr. Ryan would have been eligible to receive a lump sum amount equal to one year’s salary, at the rate then in effect, and continuation of group health plan benefits for a period of up to twelve (12) months. If within a year after a change in control, Dr. Ryan’s employment had been terminated by AVANT without cause or by Dr. Ryan for good reason (as defined in the agreement), or if a change in control had occurred within one (1) year after Dr. Ryan is terminated without cause by AVANT, Dr. Ryan would have been entitled to receive a lump sum amount equal to three (3) times the base amount (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended) applicable to Dr. Ryan, less one dollar ($1.00). Such severance may have been further reduced to the extent necessary to preserve AVANTs tax deduction. Further, if Dr. Ryan’s employment had been terminated by AVANT without cause or by Dr. Ryan for good reason at any time after the Merger, or Dr. Ryan resigned or was terminated by AVANT or after the first anniversary of the Merger for any reason, AVANT would have been required to pay Dr. Ryan a special retirement payment of $1,323,203. In September 2005, November 2004 and September 2003, AVANT also awarded Restricted Stock Units to Dr. Ryan and recorded non-cash deferred compensation amounting to $270,000, $832,000 and $1,104,000, respectively. On September 21, 2006, AVANT’s Board of Directors modified these Restricted Stock Units to provide that they vest in their entirety upon the earlier of the sale of AVANT or Dr. Ryan’s retirement at or after age 65. Dr. Ryan reached age 65 in December 2006. These units will be settled in shares of common stock of AVANT upon a change in control of AVANT.

     Dr. Cooke resigned from the Company on February 11, 2008. In connection with his resignation, the Company and Dr. Cooke entered into a letter agreement dated February 11, 2008 (“Cooke Separation Agreement”) which provided for, among other things, (i) the continuation of Dr. Cooke base salary through October 22, 2008 in accordance with the Company’s standard bi-weekly pay-roll schedule; (ii) the payment of COBRA healthcare premiums through the earlier of October 22, 2008 or Dr. Cooke becomes eligible for alternate healthcare coverage; and (iii) general release by Dr. Cooke.

     Prior to his resignation, Dr. Cooke’s compensation was governed by the terms of a letter agreement with AVANT dated June 10, 2004 (the “Letter Agreement”), which is no longer in effect and which provided for AVANT’s employment of Dr. Cooke, as a Senior Vice President of Commercial Development, beginning on June 21, 2004. Under the terms of the Letter Agreement, if (1) there had been a Change of Control of AVANT (as defined in the Letter Agreement) and Dr. Cooke’s employment was thereafter terminated by Dr. Cooke for other than Good Reason (as defined in the Letter Agreement), or (2) there had been a Change of Control of AVANT and Dr. Cooke’s employment was thereafter terminated for Cause (as defined in the Letter Agreement) by AVANT, death, Disability or Retirement (each as defined in the Letter Agreement), then no benefits would have been payable to Dr. Cooke. If Dr. Cooke’s employment was terminated within one (1) year following a Change in Control of AVANT by Dr. Cooke for Good Reason or by AVANT other than for Cause, death, Disability or Retirement, then Dr. Cooke’s benefits would have been those described in the Letter Agreement, including the continuance of Dr. Cooke’s base salary for 12 months and a 100% vesting of all unvested options.

On June 14, 2004, Dr. Cooke’s employment terms were amended (the “Amended Letter Agreement”) such that AVANT agreed to pay Dr. Cooke six months of severance (at the rate of his final base pay) if Dr. Cooke’s employment were terminated by AVANT without cause. This Amended Letter Agreement provided that Dr. Cooke was employed on an at-will basis and also allowed for Dr. Cooke to receive health and dental benefits during this severance period. Dr. Cooke was promoted to Chief Operating Officer March 21, 2005; however, his employment terms pursuant to this Letter Agreement remained the same. Dr. Cooke resigned from AVANT on February 11, 2008.

     Mr. Catlin and Dr. Marsh have agreements with AVANT under which each is eligible for a severance payment of twelve months’ base salary, continuation of health insurance benefits for twelve months and 100% vesting of all stock option grants in the event of his termination following a change-of-control, as defined in the AVANT Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan.

Pension Benefits

     None of our Named Executive Officers participate in qualified or nonqualified defined benefit plans sponsored by AVANT.

Nonqualified Deferred Compensation

     None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination of Employment or Change in Control

     Certain of our Named Executive Officers have provisions in their employment agreements regarding severance upon certain termination events or acceleration of stock options in the event of a change of control of AVANT or termination following a change of control. These severance and acceleration provisions are described in “Employment Agreements,” and certain estimates of these change of control benefits are provided in the table below.

Una S. Ryan, Ph.D.

     Dr. Ryan's employment terminated on May 7, 2008. The payments and benefits that Dr. Ryan actually received upon termination of her employment are governed by the terms of the Ryan Separation Agreement. The following table describing the potential payments and benefits upon employment termination for Una S. Ryan, President and Chief Executive Officer, as if her employment terminated as of December 31, 2007, the last business day of our latest fiscal year is being provided in response to specific requirements of the proxy statement rules.

Executive benefits and payments	Voluntary resignation			Voluntary resignation			Termination by	Termination by		Voluntary termination
upon termination	for no good reason			for good reason			AVANT not for cause	AVANT for cause		by the executive for
										good reason or
										termination by AVANT
										without cause in
										connection with or
										following change of
										control
Base Salary	$	---	(1)	$	---	(1)	$440,000	$	---	$1,249,000
Equity Awards Acceleration		---			---		---		---	---
Continuation of Health Benefits		---			---		11,128		---	---
Total	$	---		$	---		$451,128	$	---	$1,249,000

(1) AVANT would have been required to pay Dr. Ryan an amount equal to her salary prorated only for the period of time for which AVANT waives the 60 days prior notice of termination as required under the agreement.

M. Timothy Cooke, Ph.D.

     Dr. Cooke's resigned on February 11, 2008. The payments and benefits that M. Timothy Cooke actually received upon termination of his employment are governed by the terms of the Cooke Separation Agreement. The following table describing the potential payments and benefits upon employment termination for M. Timothy Cooke, Chief Operating Officer, as if his employment terminated as of December 31, 2007, the last business day of our latest fiscal year is being provided in response to specific requirements of the proxy statement rules.

Executive benefits and payments	Voluntary resignation		Voluntary resignation		Termination by	Termination by		Voluntary termination
upon termination	for no good reason		for good reason		AVANT not for cause	AVANT for cause		by the executive for
								good reason or
								termination by AVANT
								without cause in
								connection with or
								following change of
								control
Base Salary	$	---	$	---	$142,500	$	---	$285,000
Equity Awards Acceleration		---		---	---		---	---
Continuation of Health Benefits		---		---	6,108		---	12,216
Total	$	---	$	---	$148,608	$	---	$297,216

Avery W. Catlin

     The following table describes the potential payments and benefits upon employment termination for Avery W. Catlin, Chief Financial Officer, as if his employment terminated as of December 31, 2007, the last business day of our latest fiscal year.

Executive benefits and payments	Voluntary resignation		Voluntary resignation		Termination by	Termination by		Voluntary termination
upon termination	for no good reason		for good reason		AVANT not for cause	AVANT for cause		by the executive for
								good reason or
								termination by AVANT
								without cause in
								connection with or
								following change of
								control
Base Salary	$	---	$	---	$	$	---	$251,121
Equity Awards Acceleration		---		---	---		---	---
Continuation of Health Benefits		---		---			---	12,216
Total	$	---	$	---	$	$	---	$263,337

     The following table describes the potential payments and benefits upon employment termination for Henry C. Marsh, Jr., Ph.D., Vice President, Research, as if his employment terminated as of December 31, 2007, the last business day of our latest fiscal year.

Executive benefits and payments	Voluntary resignation		Voluntary resignation		Termination by	Termination by		Voluntary termination
upon termination	for no good reason		for good reason		AVANT not for cause	AVANT for cause		by the executive for
								good reason or
								termination by AVANT
								without cause in
								connection with or
								following change of
								control
Base Salary	$	---	$	---	$	$	---	$201,899
Equity Awards Acceleration		---		---	---		---	---
Continuation of Health Benefits		---		---			---	12,216
Total	$	---	$	---	$	$	---	$214,115

Director Compensation

     The following director compensation policy was in effect for fiscal 2007. Directors who are not employees of AVANT are each entitled to receive a retainer fee of $20,000 each fiscal year, with the Chairman of the Board of Directors receiving $30,000. Each Committee Chairman receives an annual additional retainer fee of $5,000 and an option to purchase 2,500 shares of common stock, with the Audit Committee Chairman receiving $10,000 and an option to purchase 5,000 shares of common stock. In addition, each non-employee director is entitled to receive $2,000 for attendance at each meeting in person and $1,000 for each telephonic meeting of the Board of Directors and $1,000 for attendance at each meeting in person and $500 for each telephonic meeting of a Committee of the Board of Directors. The AVANT 1999 Stock Option and Incentive Plan provides for annual automatic grants to each independent director of an option to purchase 10,000 shares of common stock with vesting after one year, a ten year term, and an exercise price equal to the fair market value of the common stock on the day of grant. As of January 16, 2008, the current independent directors had the following stock options outstanding: Harry H. Penner, Jr.—100,000, Karen Shoos Lipton—78,500, and Larry Ellberger—65,000.

     Effective March 8, 2008, the following director non-equity compensation policy was adopted. Directors who are not employees of AVANT are each entitled to receive a retainer fee of $50,000 each fiscal year ("Annual Retainer"). The Chairman of the Board is entitled to receive an annual retainer fee of $40,000 in addition to his or her Annual Retainer and any retainer for committee service. The Chairperson of each committee of the Board of Directors is entitled to receive an annual retainer fee of $30,000 in addition to his or her Annual Retainer. Each committee member (other than the Chairperson of a committee) will receive an annual retainer of $20,000 in addition to his or her Annual Retainer. Each Director who resides outside the Unites States shall receive an additional stipend of $20,000. Stipends and retainers shall be paid on a quarterly basis. The Directors shall be reimbursed for necessary travel and business expenses as incurred but will not receive any additional fees for attending meetings or calls of the Board of Directors.

     This table summarizes the annual cash compensation for AVANT’s non-employee directors during 2007.

Director Compensation - 2007

	Fees	Stock	Option	Non-Equity	Change in	All Other	Total
	Earned or	Awards	Awards	Incentive Plan	Pension Value	Compensation	($)
	Paid in	($)	($)	Compensation	and	($)
	Cash			($)(1)	Nonqualified
	($)				Deferred
					Compensation
					Earnings
Name					($)
J. Barrie Ward(2)	2,625	---	4,785	---	---	---	7,410
Harry H. Penner, Jr.	43,750	---	8,999	---	---	---	52,749
Peter A. Sears(3)	38,000	---	10,116	---	---	---	48,110
Karen Shoos Lipton	38,125	---	9,227	---	---	---	47,352
Larry Ellberger	42,750	---	10,116	---	---	---	52,866
Alf Lindberg(4)	27,625	---	8,339	---	---	---	35,964
Francis Cano(5)	30,125	---	9,227	---	---	---	39,352

(1) The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), (excluding the impact of estimated forfeitures related to service-based vesting conditions), for awards pursuant the AVANT 1999 Stock Option and Incentive Plan, and thus may include amounts attributable to awards granted during and before 2007 and 2006. Assumptions made in the calculation of these amounts are included in Note 5 to our Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2007. These numbers do not reflect the 1-for-12 reverse stock split effected on March 7, 2008.

(2) Dr. Ward resigned from the Board of Directors effective April 17, 2007.

(3) Mr. Sears resigned from the Board of Directors effective November 26, 2007.

(4) Dr. Lindberg resigned from the Board of Directors effective January 15, 2008.

(5) Dr. Cano resigned from the Board of Directors effective October 16, 2007.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors was composed at various times during 2007 by the following six non-employee directors: Messrs. J. Barrie Ward, Francis Cano, Peter A. Sears, Harry H. Penner, Jr. and Alf Lindberg and Ms. Karen Shoos Lipton. None of these Compensation Committee members was an officer or employee of AVANT during the year. Dr. Ward was formerly an employee of AVANT and was a consultant for AVANT until December 31, 2004. Dr. Ward did not participate in actions or discussions with respect to his own compensation. No Compensation Committee interlocks between AVANT and another entity existed. During 2008, the Compensation Committee of the Board of Directors was composed at various times by the following five non-employee directors: Messrs. Harry H. Penner, Jr., Larry Ellberger, Dr. Rajesh B. Parekh and Charles R. Schaller and Ms. Karen Shoos Lipton. No Compensation Committee interlocks between AVANT and another entity existed.

REPORT OF THE AVANT COMPENSATION COMMITTEE*

     The Compensation Committee of AVANT has reviewed the Compensation Discussion and Analysis with management and based on a review of the Compensation Discussion Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and proxy statement on Schedule 14A.

Compensation Committee
Karen Shoos Lipton, Chairman
Harry H. Penner, Jr.
Larry Ellberger

* The foregoing report of the Compensation Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE*

     The undersigned members of the Audit Committee of the Board of Directors of AVANT submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2007 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for AVANT for the fiscal year ended December 31, 2007.

2.	The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit. PricewaterhouseCoopers LLP has also communicated with the Audit Committee on matters required by Rule 2-07 of Regulation S-X.

3.	The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent public accounting firm, the auditors’ independence from management and AVANT including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

     In addition, the Audit Committee considered whether the provision of information technology services or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in AVANT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee
Larry Ellberger, Chairman
Harry H. Penner, Jr.
George O. Elston

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of August 5, 2008 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company's current directors; (ii) each of the Named Executive Officers; (iii) the current executive officers; (iv) all of the executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's common stock.

     For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after August 5, 2008 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

     The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 15,708,244 shares of common stock outstanding as of August 5, 2008 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Business Address of Beneficial Owners*	Amount and Nature of		Percentage of Common
	Beneficial Ownership(1)		Stock (2)
Medarex, Inc.(3)	4,960,848	(4)	31.6%
Apax WW Nominees Ltd.	1,384,663		8.8
Pfizer Vaccines	781,250		5
Directors and Executive Officers
Charles R. Schaller	14,882	(5)	**
Herbert J. Conrad	17,879	(6)	**
Larry Ellberger	-	(7)	-
George O. Elston	17,879	(6)	**
Karen Shoos Lipton	333	(7)	**
Dr. Rajesh B. Parekh	17,879	(8)	**
Harry H. Penner, Jr.	416	(9)	**
Anthony S. Marucci	181,380	(10)	1.6
Avery W. Catlin	47,624	(11)	**
Dr. Thomas Davis	43,364	(12)	**
Tibor Keler	181,380	(10)	1.6
Dr. Ronald C. Newbold	27,645	(13)	**
Named Executive Officers (Other than those set forth above)
Una S. Ryan, Ph.D.	314,058	(14)	2.0
Henry C. Marsh, Jr., Ph.D.	22,569	(15)	**
Taha Keilani, M.D.	166	(16)	**
Timothy Cooke	-	(17)	-
Ronald Ellis	-	(18)	-
All Directors and Executive Officers as a group
(Consisting of 12 persons)	550,661	(19)	3.4256%

* Unless otherwise indicated, the address is c/o AVANT Immunotherapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02494-2725.

** Less than 1%.

(1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2) Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the record date.

(3) The principal business address for Medarex, Inc., a New Jersey corporation ("Medarex") is 707 State Road, Princeton, New Jersey 08540.

(4) Represents 4,960,848 shares of common stock which Medarex acquired as a result of the Merger. Medarex may be deemed to have sole voting power and the sole power to dispose of such shares of common stock. To the extent that the directors of Medarex may be deemed to share the power to vote (and direct the vote of) or dispose of (or direct the disposition of) such shares of common stock owned of record by Medarex, each such director disclaims beneficial ownership of the shares of common stock owned by Medarex.

(5) Represents 14,882 shares of common stock issuable upon the exercise of Presently Exercisable Options. Does not include 4,960,848 shares of common stock owned by Medarex. Mr. Schaller is a director of Medarex and to the extent that by virtue of his role as director Mr. Schaller may be deemed to share the power to vote (and direct the vote of) or dispose of (or direct the disposition of) such shares of common stock owned of record by Medarex, Mr. Schaller disclaims beneficial ownership of the shares of common stock owned by Medarex.

(6) Includes 17,879 shares of common stock issuable upon exercise of Presently Exercisable Options.

(7) Excludes 17,728 shares of common stock issuable upon exercise of options, which will not vest within 60 days of August 5, 2008.

(8) Includes 17,879 shares of common stock issuable upon exercise of Presently Exercisable Options. Does not include 56,223 share of common stock held by an entity, which is owned in part by Dr. Parekh and his spouse. Dr. Parekh disclaims beneficial ownership of such shares and is not involved in any decision making with respect to the disposition of such shares.

(9) Includes 416 shares of common stock issuable upon exercise of Presently Exercisable Options. Excludes 17,728 shares of common stock issuable upon exercise of options, which will not vest within 60 days of August 5, 2008.

(10) Includes 181,380 shares of common stock issuable upon exercise of Presently Exercisable Options. Excludes 72,863 shares of common stock issuable upon exercise of options, which will not vest within 60 days of August 5, 2008.

(11) Includes 1,791 shares of common stock owned directly by Mr. Catlin and 45,833 shares of common stock issuable upon exercise Presently Exercisable options. Excludes 137,500 shares of common stock issuable upon exercise of options, which will not vest within 60 days of August 5, 2008.

(12) Includes 43,364 shares of common stock issuable upon exercise Presently Exercisable options. Excludes 105,461 shares of common stock issuable upon exercise of options, which will not vest within 60 days of August 5, 2008.

(13) Includes 27,645 shares of common stock issuable upon exercise Presently Exercisable options. Excludes 79,840 shares of common stock issuable upon exercise of options, which will not vest within 60 days of August 5, 2008.

(14) Includes 153,125 shares of common stock issuable upon exercise Presently Exercisable options. Includes 83,333 Restricted Stock Units, which are fully vested and were settled for stock on a one-for-one basis upon the consummation of the Merger on March 7, 2008. Includes 74,934 shares of common stock owned directly by Dr. Ryan and 2,666 shares owned by Dr. Ryan's husband, of which Dr. Ryan disclaims beneficial ownership. Dr. Ryan's employment with the Company terminated as of May 7, 2008 and she resigned from the Company's Board of Directors effective July 16, 2008. The information on the table is based solely upon data derived from publicly filed forms reporting her beneficial ownership and to the extent that this individual is no longer required to file forms reporting her beneficial ownership such information may not be correct.

(15) Includes 486 shares owned directly by Mr. Marsh and 22,083 shares of common stock issuable upon exercise Presently Exercisable options. Excludes 20,833 shares of common stock issuable upon exercise of options, which will not vest within 60 days of August 5, 2008. Following the Merger, although Mr. Marsh continued with the Company, he was no longer deemed an executive officer.

(16) Dr. Keilani resigned from AVANT effective April 17, 2008. The information on the table is based solely upon data derived from publicly filed forms reporting his beneficial ownership and to the extent that this individual is no longer required to file forms reporting his beneficial ownership such information may not be correct.

(17) Dr. Cooke resigned from the Company as of February 11, 2008. The information on the table is based solely upon data derived from publicly filed forms reporting his beneficial ownership and to the extent that this individual is no longer required to file forms reporting his beneficial ownership such information may not be correct.

(18) Dr. Ellis resigned from the Company as of July 31, 2007. The information on the table is based solely upon data derived from publicly filed forms reporting his beneficial ownership and to the extent that this individual is no longer required to file forms reporting his beneficial ownership such information may not be correct.

(19) Please refer to footnotes 5 - 13.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AVANT’s directors, officers and key employees, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish AVANT with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to such persons were satisfied.

Transactions with Related Persons

     It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with AVANT’s business interest. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of AVANT complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee’s procedures for reviewing related party transactions are not in writing. In fiscal 2007, there were no related party transactions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE DIRECTOR NOMINEES

PROPOSAL 2: RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008
(Proposal No. 2)

     The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2008, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting of Stockholders. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

Audit Fees

     Represents fees for professional services provided in connection with the audit of AVANT’s annual audited financial statements and reviews of AVANT’s quarterly financial statements, advice on accounting matters directly related to the audit and audit services provided in connection with other statutory or regulatory filings. Fees, including out of pocket expenses, for the fiscal years 2007 and 2006 audit, including assurance services provided in connection with the assessment and testing of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, quarterly reviews of Forms 10-Q during fiscal years 2007 and 2006 and in connection with the Celldex Merger entered into in 2007 were $443,400 and $374,550, respectively.

Audit-Related Fees

     Audit-related fees are for assurance and other activities not explicitly related to the audit of AVANTs financial statements, and consisted principally of fees for consultations concerning financial accounting and reporting standards. There were no audit-related fees billed by PricewaterhouseCoopers LLP for fiscal 2007 and 2006.

Tax Fees

     Tax fees are associated with tax compliance, tax advice, tax planning and tax preparation services. In 2007 and 2006, we engaged another public accounting firm to perform these services.

All Other Fees

     Other fees of $1,500 were billed by PricewaterhouseCoopers LLP in fiscal years 2007 and 2006.

     The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to AVANT by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for AVANT if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

     The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining PricewaterhouseCoopers, LLP’s independence and has determined that such services for fiscal years 2007, 2006 and 2005 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

     The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent auditors the matters required in Auditing Standards No. 61, receiving written disclosures from the independent auditors required by ISB No. 1 and discussing with the independent auditors their independence, and recommending to the Board of Directors that the audit financial statements be included in the Company’s annual report of Form 10-K.

Changes in Independent Accountants

     On March 7, 2008, the Company completed the merger of Callisto Merger Corporation (“Merger Sub”), a wholly owned subsidiary of the Company with and into Celldex Therapeutics, Inc. (“Celldex”), a privately-held company (the “Merger”). Pursuant to the terms of the Merger, shares of the Company’s common stock were issued to the shareholders of Celldex and Celldex became a wholly-owned subsidiary of the Company. The Merger was accounted for using the purchase method of accounting and was treated as an acquisition by Celldex of the Company with Celldex being considered the accounting acquirer based on the application of criteria specified in Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combination, (“SFAS 141”), even though the Company was the issuer of common stock and the surviving legal entity in the transaction. Because Celldex was determined to be the acquirer for accounting purposes, the historical financial statements of Celldex became the historical financial statements of the combined company as of the closing of the Merger.

     Celldex’s financial statements for 2006 and 2007 were audited by Ernst & Young LLP (“E&Y”). Since 1994, the Company’s financial statements were audited by PricewaterhouseCoopers (“PwC”). As of March 7, 2008, the effective date of the Merger, the Audit Committee of the Company authorized PwC to continue as the Company’s independent accountants for 2008. The Staff of the Securities and Exchange Commission takes the position that in a transaction such as the Merger, there is always a change of independent accountants (unless the same firm had served as the independent accountants of both the acquiring and the acquired companies). Accordingly, the Company filed a Current Report on Form 8-K on June 9, 2008 to report that when the Company’s Audit Committee authorized PwC continue as the Company’s independent accountants, as a technical matter that authorization resulted in E&Y being “dismissed” as Celldex’s independent accountants.

     During the past two years, E&Y’s report on the financial statements of Celldex did not contain an adverse opinion or disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two fiscal years preceding the “dismissal” of E&Y:

       There were no disagreements between Celldex or the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

       None of the “reportable events” listed in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission (“Item 304”) occurred, except as set forth below.

         Response to paragraph (a)(1)(v)(A) of Item 304 - On May 7, 2008, E&Y reported to the Company’s management and Audit Committee that it had noted the following material weaknesses in Celldex’s internal control over financial reporting: (i) during 2007, Celldex did not maintain an effective segregation of duties (specifically, certain authority and responsibility were not appropriately assigned and delegated to employees within the organization); and (ii) during 2007, Celldex did not maintain effective internal control over the financial statement closing process (specifically, Celldex did not maintain formal, written policies and procedures governing the financial close and reporting process to ensure an accurate and timely financial statement closing process). The latter control deficiency resulted in misstatements to general and administrative expense, research and development expense and accrued liability accounts and related financial statement disclosures. Management of the Company had already noted those material weaknesses as of March 31, 2008, and there was no disagreement with E&Y concerning these matters. These material weaknesses were discussed with the Company’s Audit Committee. The Company has authorized E&Y to respond fully to the inquiries of the successor accountant with respect to these matters, without limitations.

     The Company provided E&Y with a copy of the disclosures that the Company is making herein in response to Item 304 and requested that E&Y furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304 and, if not, stating the respects in which it does not agree. The Company filed the letter received from E&Y in response to that request as an exhibit to the Current Report on Form 8-K filed with the Commission on June 9, 2008.

     As discussed above, when the Company’s Audit Committee authorized PwC to continue as the Company’s independent accountants, PwC became engaged as the Company’s independent registered public accounting firm as of March 7, 2008. During the two most recent fiscal years and through March 7, 2008, Celldex had not consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Celldex’s financial statements, and neither a written report was provided to Celldex nor oral advice was provided that PwC concluded was an important factor considered by Celldex in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE INDEPDENT REGISTERED PUBLIC
ACCOUNTING FIRM

PROPOSAL 3: AMEND THE
CERTIFICATE OF INCORPORATION

(Proposal No. 3)

     On July 17, 2008, our Board of Directors adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to change the name of the Company from “AVANT Immunotherapeutics, Inc.” to “Celldex Therapeutics, Inc.” A copy of the Certificate of Amendment is attached hereto as Annexure A. The Board of Directors determined that, due to strategic considerations, it is in the best interest of the Company and its stockholders to re-brand the business of the Company under the name “Celldex Therapeutics, Inc.”

     The ticker symbol of the Company (AVAN) is expected to change as a result of the proposed name change. We will publicly announce the new ticker symbol at such time as we receive it.

     Stockholders will not be required to submit their stock certificates for exchange as a result of this proposed name change. Following the effective date of the amendment changing the Company’s name, all new stock certificates issued by the Company will be overprinted with the Company’s new name.

     If stockholders approve the proposal at the Annual Meeting, the Company will implement the name change on or about September 25, 2008.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE CERTIFICATE OF AMENDMENT.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2009 Annual Meeting

     Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in AVANT’s proxy statement and form of proxy for our 2009 annual meeting must be received by AVANT on or before December 21, 2008 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: AVANT Immunotherapeutics. Inc., 119 Fourth Avenue, Needham, MA 02494-2725, Attn.: Secretary.

     Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by AVANT at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by AVANT at our principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by AVANT. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: AVANT Immunotherapeutics. Inc., 119 Fourth Avenue, Needham, Massachusetts 02494-2725, Attn.: Secretary.

ANNUAL REPORT

     Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Corporate Secretary, AVANT Immunotherapeutics, Inc., 119 Fourth Avenue, Needham, MA 02494. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on August 15, 2008. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

     Our audited financial statements for the fiscal year ended December 31, 2007 and certain other related financial and business information are contained in our 2007 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

Avery C. Catlin
Chief Financial Officer and Secretary

Needham, MA
August __, 2008

AVANT IMMUNOTHERAPEUTICS, INC.

This Proxy is Solicited on Behalf of the Board of Directors
For The Annual Meeting of Shareholders on September 25, 2008

     The undersigned hereby appoints Anthony S. Marucci and Avery C. Catlin, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote as designated on the reverse side of this form, all the shares of Common Stock of AVANT Immunotherapeutics, Inc. held of record by the undersigned on August 15, 2008, at the Annual Meeting Shareholders to be held on September 25, 2008, at 9:00 a.m. local time at 1251 Avenue of the Americas, 18th Floor, New York, NY 10020, or any adjournment or postponement of such meeting.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

AVANT IMMUNOTHERAPEUTICS, INC.

September 25, 2008

Please date, sign and mail your
proxy card in the envelope provided as soon as possible!

↓Please detach along perforated line and mail in the envelope provided↓

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS. Please Mark Your Vote In Blue Or Black As Shown Here ☒

1.	ELECTION OF DIRECTORS	For All	Withhold All	For All Except
		o	o	o
Nominees:	01) Charles R. Schaller, 02) Herbert J. Conrad, 03) Larry Ellberger, 04) George O. Elston, 05) Karen Shoos Lipton, 06) Dr. Rajesh B. Parekh, and 07) Harry H. Penner, Jr.

2.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008;

☐FOR ☐AGAINST

3.	APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO CELLDEX THERAPEUTICS, INC.; AND

☐FOR ☐AGAINST

4.	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUALMEETING OR ANY ADJOURNMENT OR POSTPONEMENT

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPEPROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

Dated:
, 2008
(SIGNATURE)	(SIGNATURE, IF HELD JOINTLY)

NOTE:

Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

Annexure A

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF AVANT IMMUNOTHERAPEUTICS, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of AVANT Immunotherapeutics, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article One of the Certificate of Incorporation so that, as amended, said Article shall be and read as follows:

"1. The name of the Corporation is Celldex Therapeutics, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, said amendment was submitted for stockholder approval at an annual meeting of the stockholders of said corporation and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this _______ day of __________, 2008.

By:
Authorized Officer
Title:
Name:
(Print or Type)